UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 17, 2013

APOLLO ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-54179	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Blvd., Suite 888 Pasadena, CA 91101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(626) 683-9120

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2013, Gregg E. Jaclin resigned as President, Chief Executive Officer, Chief Financial Officer and Secretary, and as sole member of the board of directors (“Board”), of Apollo Acquisition Corporation (the “Company”).  To our knowledge, Mr. Jaclin’s resignation did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Mr. Jaclin’s resignation, he has relinquished his roles as the Company’s “Principal Executive Officer” and “Principal Financial Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

In addition, effective as of May 17, 2013, the following individuals were appointed to serve as members of the Company’s Board, by unanimous written resolution of the Board:

Name	Title
Yung Yeung	Chairman of the Board
Chunhua Huang	Vice Chairman of the Board
Chuantao Wang	Vice Chairman of the Board
Jianguo Xu	Director
Wilson Wingsang Hui	Director
Tim Xia	Director
Zhengshan Li	Director
Xiao Chen	Director
Junwen Hou	Director
Sijun He	Director
Xiaodong Yan	Director

Further, effective as of May 17, 2013, the following individuals were appointed to the offices indicated beside their names below, by unanimous written resolution of the Board:

Name	Title
Jianguo Xu	President and Chief Executive Officer
Wilson Wingsang Hui	Chief Financial Officer and Treasurer

For SEC reporting purposes, Jianguo Xu will be the Company’s “Principal Executive Officer” and Wilson Wingsang Hui will be the Company’s “Principal Financial Officer.”

There are no arrangements or understandings between any of the newly-appointed officers or directors of the Company and any other person pursuant to which they were appointed as officers or directors of the Company. In addition, there are no family relationships between any of the newly-appointed officers or directors of the Company and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which any of the newly-appointed officers or directors of the Company had, or will have, a direct or indirect material interest.

Yung Yeung – Dr. Yeung, 56, has been servings as the Chairman of Hybrid Kinetic Group Limited since October 1997. Prior to this, Dr. Yeung was the Chairman, Chief Executive Officer and President of Brilliance China Automotive Holdings Limited and also the Chairman and President of Shenyang Jinbei Passenger Vehicle Manufacture Co., Ltd. from September 1992 to June 2002. Dr. Yeung has served as a director of the John Hopkins University Center – Nanjing University Centre for Chinese and American Studies since October 2002. Dr. Yeung is a well-known, highly successful automotive industrialist with over 18 years’ experience in the automobile industry, as well as a pioneering international financier from China, which makes him a perfect addition to the Company’s Board. Dr. Yeung holds a Ph.D. in Economics from the China’s Southwest University of Finance & Economics.

Chunhua Huang – Dr. Huang, 49, has been serving as the Deputy Chairman of Hybrid Kinetic Group Limited since June 2010. Dr. Huang is also the Vice-Chairman of Hybrid Kinetic Motors Corporation, a wholly-owned subsidiary of Hybrid Kinetic Group Limited, a position he has held since April 2009. Dr. Huang had been the Vice-Chairman of Hybrid Kinetic Group Limited between November 2002 and October 2007 and its Chief Financial Officer between August 2000 and September 2004. Dr. Huang has also been an independent non-executive director of China Rare Earth Holdings Ltd. since 2001. Dr. Huang was among the first generation China equity analysts with in-depth knowledge about China’s automotive and the transport infrastructure sectors, was a pioneering financier for China’s first wave of private companies going public in Hong Kong during 1999 and 2001, all of which makes him particularly well-suited to serve as a member of Company’s Board. Dr. Huang holds a Bachelor’s of Economics Degree from Wuhan University in China, and an MBA and Ph.D. in Marketing (focus on corporate strategy) from the University of Strathclyde in Scotland.

Chuantao Wang - Dr. Wang, 59, has been serving as the Chief Executive Officer for Hybrid Kinetic Motors Corp. (USA) since April 2009. During the same period, he has also been serving as the Chief Executive Officer and director for Hybrid Kinetic Group (Hong Kong). Immediately prior to this, he worked for General Motors (“GM”) as staff engineer, senior manager, global chief die engineer and “GM Technical Fellow,” responsible for developing and implementing advanced digital engineering and manufacturing technology in large scale automotive manufacturing for all GM vehicle platforms (cars, CUV/SUV, and trucks), beginning in 1993. In his 17 year services to GM in Detroit, Dr. Wang received more than 20 top awards including three times of “Boss Kettering Award” from GM for his critical role and significant contributions to GM in transforming GM’s traditional vehicle body manufacturing to a science-based and simulation-guided modern enterprise. Dr. Wang is an internationally renowned technologist and business leader in digital vehicle manufacturing with 80 invited speeches, received numerous international awards including the national honor as “2008 Asia American Engineer of the Year”. All-in-all, Dr. Wang has 30 years of experience in automotive development and manufacturing, which makes him extremely qualified to serve on the Company’s Board. Dr. Wang received his Doctorate Degree in Industrial Systems and Engineering and Master’s Degree in Material Science and Engineering from the Ohio State University of Columbus, Ohio, USA. He also holds a Bachelor’s Degree and Master’s Degree in Mechanical Engineering from Chongqing University of Chongqing in China.

Jianguo Xu – Mr. Xu, 46, has been Director of Hybrid Kinetic Group Limited since June 2010 and has also been serving as Vice-President for Global Sourcing for HK Motors commencing in April 2010. Before joining HK Motors, Mr. Xu worked for Magna International Group to start his career in the automotive industry from March 2001 through March 2010. In 2008, Mr. Xu was assigned to Magna Closures (Kunshan) Automotive Corporation as engineering manager to establish its technical center in China. He has extensive experience in product development, engineering management, product planning, purchasing and supplier management. Mr. Xu was involved in multiple projects for Asian and European automakers such as Nissan, Honda and Volkswagen. From 1991 to 1999, Mr. Xu also worked for Structural Dynamics Research Corporation (SDRC) China Branch as a Computer Aided Design and Engineering Specialist, and served as the Regional Manager. He was one of the key experts who developed the Chinese computer aided engineering industry in the 1990s. Mr. Xu has 20 years of experience in mechanical engineering and the automotive industry, giving him an in-depth understanding of the global automotive industry, particularly the Chinese automotive industry, which makes him an ideal candidate to serve on the Company’s Board. Mr. Xu received his Master’s Degree in Mechanical Engineering from Shanghai Jiaotong University and his Bachelor’s Degree in Mechanical Engineering from Huazhong University of Science and Technology.

Wilson Wingsang Hui – Mr. Hui, 45, has served as Chief Financial Officer and Director of Hybrid Kinetic Group Limited since September 2007. He has been an associate member of Hiong Kong Institute of Charterd Secretaries (HKICS) since 1996 and Hong Kong Institute of certified Public Accountants (HKICPA) since 1999. Mr. Hui possesses more than 15 years of experience in accounting, finance and corporate management, which makes him a perfect addition to the Company’s Board. Mr. Hui holds a Master’s Degree in Business Administration from the University of Surrey, and a Master’s Degree in Professional Accounting and Information Systems from the City University of Hong Kong.

Tim Xia - Tim Tingkang Xia, 57, has been a partner and a registered patent attorney with the law firm Morris, Manning & Martin, LLP since January 2004. Prior to this he was a partner for Merchant & Gould from July 2002 to January 2004. He leads Morris, Manning & Martin, LLP’s International Practice and Intellectual Property Practice. Dr. Xia counsels clients in all phases of intellectual property law, including U.S. and foreign patent, trademark and copyright prosecution, clearance, infringements, validity opinions, and licensing. His focus is primarily on patent prosecution and litigation in the areas of computers, electronics, optics, and new and complex technologies that are multi-discipline in nature, such as nanotechnologies, bioinformatics, supercomputing systems and superconductor materials and devices. Dr. Xia’s background and experience makes him uniquely qualified to serve on the Company’s Board. Dr. Xia holds a J.D. from Columbia University and a Ph.D. from Ohio State University.

Zhengshan Li - Mr. Li, age 43, has served as a Director of the Hybrid Kinetic Group Limited since June 2010. He has been the Executive Assistant to Dr. Yeung Yung, the Chairman of Hybrid Kinetic Group Limited since June 2003, and the Deputy General Manager of the PRC investment division of the Company since June 2003 . He is currently Director of certain subsidiaries of the Company. He is responsible for corporate coordination and business development of the Hybrid Kinetic Group Limited in China. Mr. Li’s experience in the previously described capacities makes him particularly well-suited to serve on the Company’s Board. Mr. Li holds a M.A. Degree in English Language and Literature from Shanghai International Studies University in China.

Xiao Chen – Mr. Chen, 42, has been serving as the deputy manager of the investment department of Hybrid Kinetic Group Limited since April 2008, and the general manager of Tianjin HK Capital Company Ltd, which is a subsidiary of HK Group since January 2010. Mr. Chen is responsible for Hybrid Kinetic Group Limited’s investment projects in China, such as exploiting potential investment targets, business negotiation and capital operation, as well as the financial management and capital planning in China. Prior to working for Hybrid Kinetic Group Limited, Mr. Chen worked in Brilliance Auto Group from July 1994 through December 2001, undertaking the securities investment and project investment, and served as the Chief Financial Officer in Medipharm Biotech Pharmaceutical Shanghai Limited from April 2005 through March 2008. Mr. Chen has extensive financial and management experience, which makes him extremely qualified to serve as a director on the Company’s Board. Mr. Chen has a Bachelor’s Degree in Investment Management from Shanghai University of Finance and Economics.

Junwen Hou – Dr. Hou, 52, has served as Vice President of Hybrid Kinetic Motors Corporation since April 2009. Dr. Hou is responsible for the global powertrain product development and program management. Prior to this, from September 1994 to April 2009, he served in various positions at Chrysler Corporation. During his near 15-year tenure at Chrysler Corporation, Dr. Hou held various powertrain engineering and management positions with increasing responsibilities. He was a project manager responsible for engine and transmission sales to outside OEMs worldwide and business development. He led the corporate hypoid gear design and development for all axle programs as a gear development manager. He led and was involved in several new automatic transmission program launches in the capacities of manufacturing specialist and advanced manufacturing engineering manager. Prior to Chrysler, Dr. Hou was a manufacturing engineer at SU America Inc. from September 1991 to August 1994. Dr. Hou also served as an assistant professor at Taiyuan University of Technology, China from September 1986 through August 1988. Dr. Hou’s 20 years of experience working in the automotive industry in various capacities makes him a great fit for the Company’s Board. Dr. Hou received his Doctorate Degree and Master’s Degree in Mechanical Engineering from the University of Cincinnati, Ohio, USA. He also holds a Master’s of Science Degree, majoring in Gear Cutting Tool Design and Manufacturing, and his Bachelor’s Degree in Mechanical Engineering from the Taiyuan University of Technology in China.

Sijun He – Dr. He, 42, has served as Director, Worldwide Purchasing for Hybrid Kinetic Corporation since December 2009. Prior to this, he was Global Supplier Footprint Champion for General Motors Corporation from October 2000 through November 2009, where, among other things, he directed the purchasing data management team to support GM’s board meetings, acted as the liaison between executive teams and commodities for coordinating global sourcing activities, and was responsible for buyer training initiatives. Dr. He’s vast experience in the global automotive industry makes him a perfect addition to the Company’s Board. Dr. He has a Master’s of Business Administration from Indiana University, a Ph.D. in Mechanical Engineering from the University of Michigan, and a Master’s of Science Degree from Tsinghua University in China. He also has a Bachelor’s Degree in Mechanical Engineering from Central South University of Hunan in China.

Xiaodong Yan - Mr. Yan, 38, has been Assistant to the Chairman of the Board of HK Group since June 2011, and Vice President and Board Secretary of Yeagiaro Group since June 2011.   From December 2009 to April 2010, Mr. Xiaodong Yan worked for the largest civil nuclear operator of China, China Guangdong Nuclear Power Holding Group, where he was in charge of M&A activities.  While there, he completed China Guangdong Nuclear Power Holding Group's first overseas acquisition of mine assets in Australia, and then other assets in the United States and Africa. From July 1997 to June 2007, Mr. Xiaodong Yan worked for the Ministry of Commerce of China, where he participated in WTO related negotiations and bilateral trade negotiations with the European Union.  Mr. Yan has also been responsible for coordination of Chinese investments in Africa, especially in power and telecommunication sectors. Mr. Yan’s vast experience in global business makes him an excellent addition to the Company’s Board. Mr. Yan has a B.A. Degree from Shanghai Institute of Foreign Trade in China and an MBA Degree from Peking University in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	APOLLO ACQUISITION CORPORATION

	By:	/s/ Jianguo Xu
	Name:	Jianguo Xu
	Title:	Chief Executive Officer